                           TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement ("Agreement") is effective as of the 30TH day of June, 1997 ("Effective Date") and is entered into by and between Netscape Communications Corporation ("Netscape"), a Delaware corporation located at 501 East Middlefield Road, Mountain View California 94043, and Yahoo! Inc. ("Yahoo"), a California corporation located at 3400 Central Expressway,
Ste. 201, Santa Clara, California 95051.

                                    RECITALS

A. Netscape owns the trade names, trademarks, and servicemark NETSCAPE and NETSCAPE NET SEARCH, and U.S. federal trademark registrations and applications therefor, including U.S. Reg. No. 2,027,552 used in connection with its Internet-related software products, services and technology;

B.   Yahoo produces Web sites and performs other Internet-related services;

C. Yahoo desires to use the trademark NETSCAPE NET SEARCH ("the Mark") in connection with certain Internet-related services as defined herein; and

D. Netscape is willing to permit such use of the Mark under the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1 "TERRITORY" means the geographic and language specific Netscape websites identified in Exhibit A.

     1.2 "SERVICES" means the delivery of web page results generated by Yahoo's search engines in response to end user queries initiated from Netscape websites in the Territory which are jointly identified as Yahoo and Netscape search services.

     1.3 "RESULTS PAGES" means the web pages generated by Yahoo's search engines in response to end user queries initiated from Netscape websites in the Territory.

     1.4   "TITLE" means the phrase "Netscape Net Search by Yahoo!".

2.   GRANT OF LICENSE

     2.1 GRANT OF LICENSE. Netscape hereby grants to Yahoo a non-exclusive, nontransferable, license to use the Mark solely as part of the Title used on the Results Pages displayed to end users as part of the Services. Yahoo may only use the Mark as a collective whole and shall not separately use any element or elements of the Mark. Notwithstanding the foregoing, Netscape acknowledges that it shall not seek to prevent Yahoo from using the word "Net Search" separate and apart from the Mark. Yahoo shall have the right to sublicense the rights provided under this Agreement to the entities listed on Exhibit C attached hereto, provided that any such sublicense contains the same terms and protections included in this Agreement. Yahoo may sublicense the rights provided under this Agreement to entities not listed in Exhibit C only upon Netscape's prior written consent which shall not be unreasonably withheld.

     2.2 RESERVATION OF RIGHTS. Netscape hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Netscape's right to authorize or license use of the Mark or any other trademarks or names containing NETSCAPE, to any third party for use in connection with any goods and services, including, but not limited to, Internet navigation, search, and directory services. Without limiting the rights reserved in the preceding sentence, Netscape hereby reserves any and all rights to use, authorize use or license use of the Mark or any other trademarks or names containing NETSCAPE in any geographic territory listed in EXHIBIT A in a language or language(s) different from the language listed next to such geographic territory in EXHIBIT A. No right is provided herein to use any other Netscape trademark, including, without limitation, the Netscape Horizon Logo.

3. LICENSE FEE. For the rights granted to Yahoo herein, Yahoo shall pay Netscape, within thirty (30) days of the Effective Date of this Agreement, a one-time non-refundable license fee of Two Million, Seven-hundred Thousand Dollars ($2,700,000) at the time of the execution of this Agreement. The license fee due hereunder is exclusive of any applicable taxes. Yahoo shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Yahoo is required by law to make any deduction or to withhold from any sum payable to Netscape by Yahoo hereunder, (i) Yahoo shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Yahoo upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

4.   OWNERSHIP OF MARK.

     4.1 NETSCAPE OWNERSHIP. Yahoo hereby acknowledges that Netscape is the owner of the Mark, and any trademark applications and/or registrations thereto, agree that it will do nothing inconsistent with such ownership and agrees that all use of the Mark by Yahoo shall inure to the benefit of Netscape. Yahoo agrees that nothing in this Agreement shall give Yahoo any right, title or interest in the Mark other than the right to use the Mark in accordance with this Agreement. Yahoo agrees not to register or attempt to register the Mark as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority which would be likely to cause confusion with the Mark. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

     4.2 OWNERSHIP BY YAHOO. Netscape acknowledges that Yahoo is the owner of Yahoo's trademarks and/or registrations thereto and agrees that it will do nothing inconsistent with such ownership. Yahoo's trademarks include the name Yahoo and any derivative Yahoo-based mark and the Yahoo logo.

5.   USE OF THE MARK; PROTECTION OF THE MARK.

     5.1 PROPER USE. Yahoo agrees that all use of the Mark shall only occur in connection with the Services and shall be in strict compliance with the terms of this Agreement. Yahoo may use the Mark as set forth in Section
2.1 Yahoo shall use the Mark in conformance with Netscape's trademark guidelines ("Trademark Guidelines"), set forth in Exhibit B, which Trademark Guidelines may be revised by Netscape from time to time. Yahoo agrees not to use any other trademark or service mark in combination with the Mark other than as described in Section 2.1. Except as provided in Section 2.1, Yahoo has no right to sublicense, transfer or assign the use of the Mark or use the Mark for any other purpose other than the purpose described herein. The Mark shall always be used in the English language; however, the "Net Search" portion of the Mark may be translated, upon approval by Netscape, to the languages set forth in EXHIBIT A. Yahoo may not use the Mark in connection with, or for the benefit of, any third party's products or services. Yahoo further agrees not to use the Mark in connection with n any products or services that are deemed by Netscape, in its reasonable judgment, to be directly, explicitly or maliciously disparaging of Netscape or its products, or products that are themselves unlawful or whose purpose is to encourage unlawful activities by others. Yahoo further agrees not to display promotional materials, graphics, or advertisements client or server software competitive with Netscape's client and server software products on the Search Results pages rendered in connection with the Services, if and where, the Mark is used pursuant to Section 2.1.

     5.2 QUALITY STANDARDS. Yahoo agrees to maintain a consistent level of quality of the Services performed in connection with the Mark substantially equal to that found in Yahoo's existing Web site services. Yahoo further agrees to maintain a level of quality in connection with its use of the Mark that is consistent with general industry standards.

     5.3 MONITORING BY NETSCAPE. Yahoo acknowledges that Netscape has no further obligations under this Agreement other than the right to periodically monitor Yahoo's use of the Mark in conjunction with the Services. Upon request by Netscape, Yahoo shall provide Netscape with representative samples of each such use prior to the time the Mark are first published on the Internet. If Netscape determines that Yahoo is using the Mark improperly, outside the scope of Section 2.1, or in connection with Services which do not meet the standards set forth in Section 5.1 or Section 5.2, Netscape shall notify Yahoo, and Yahoo shall remedy the improper use within two (2) business days following receipt of such notice from Netscape. Use of the Mark outside of the scope of Section 2.1, on goods or services other than the Services or the promotion of the Services, or in a manner inconsistent with the Trademark Guidelines, shall constitute material breach of this Agreement. If such material breach has not been cured within two (2) business day following receipt of notice form Netscape, this Agreement shall be terminated.

     5.4 LEGEND; DISCLAIMER. Yahoo shall include with any use of the Mark with the Services the subscript trademark notice "-Registered Trademark-" immediately following Netscape; and 2) shall include with any Legal Notices associated with the Services a trademark legend indicating that the Mark is owned by Netscape, used under license, and a disclaimer that Yahoo and not Netscape has produced the Services and is responsible for the content thereof.

     5.5 SERVICES. If Netscape reasonably determines that the Services contains or presents any material that constitutes an infringement of Netscape's trademark, patents, copyrights or trade secrets, Netscape may immediately terminate the license grant described in Section 2.1 if Yahoo has not revised, removed or delinked to such material to Netscape's reasonable satisfaction within seven (7) business days of written notice from Netscape. If Netscape reasonably determines that the Services contain or present any material that could reasonably constitute a clear and unambiguous infringement of a third party's copyright, trademark, patents or trade secrets, Netscape and Yahoo shall confer and mutually agree on a proper course of action.

6. CONFIDENTIAL INFORMATION AND DISCLOSURE. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, Yahoo agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of Netscape, which consent shall not be unreasonably withheld.

7.   TERMINATION.

     7.1 TERM AND TERMINATION. This Agreement and the term of the license granted herein shall be perpetual unless terminated as provided in Section 5.3, Section 5.5 or this Section 7.1. Netscape shall have the right to terminate this Agreement upon the occurrence of one or more of the following:
 (a) any material breach by Yahoo of its obligations under this Agreement which remains uncured for thirty (30) days or more following written notice of such breach from Netscape, or (b) use of the Mark by Yahoo in a manner which is directly, explicitly or maliciously disparaging of Netscape or its products and services and which remains uncured for two (2) days following notice from Netscape.

     7.2 EFFECT OF TERMINATION. Upon termination of the Agreement, Yahoo agrees it shall immediately cease any and all use of the Mark.

8.    GENERAL.

           8.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

           8.2 ENTIRE AGREEMENT. This Agreement, including Exhibit A and Exhibit B, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

           8.3 ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided however,, that either party may assign this Agreement without such consent in connection with any merger, consolidation, sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred (such events being collectively referred to as a "Change in Control"), provided that (i) such Change in Control shall not occur with respect to a prospective assignee who is in a directly competitive relationship with the other party, and (ii) in the case of a Change of Control of Yahoo, the entity managing the Service subsequent to such Change in Control shall affirmatively agree in writing to honor all commitments concerning the Mark. Yahoo recognizes and acknowledges that an assignment of this Agreement to an entity who is in a directly competitive relationship with Netscape will cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and Netscape shall be entitled to immediate injunctive relief to prevent such irreparable harm in addition to any other remedies available. Yahoo hereby warrants and represents that it is not currently in discussion, and has no current plans to enter into discussions, with third parties concerning an event which could give rise to a Change of Control of Yahoo.

           8.4 NOTICES. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered; (b) transmitted by postage prepaid certified mail, return receipt requested; or (c) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

      YAHOO:                                NETSCAPE:
      Yahoo! Inc.                           Netscape Communications Corporation
      3400 Central Expressway, Ste. 201     501 East Middlefield Road
      Santa Clara, CA  95051                Mountain View, CA  94043
      Fax:  (408) 731-3510                  Fax:  (415) 528-4123
      Attn:  General Counsel                Attn:  General Counsel

          8.5 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

          8.6 WAIVER. Any waiver, either expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

          8.7 HEADINGS. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

          8.8 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venture or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

          8.9 SURVIVAL. The provisions of Section 2.2 (Reservation of Rights), 4 (Ownership of Mark), 5.4 (Legend; Disclaimer), 6 (Confidential Information and Disclosure), 7.2 (Effect of Termination) and 8 (General) will survive any termination of this Agreement.

          8.10 EQUITABLE RELIEF. Yahoo recognizes and acknowledges that a breach by Yahoo of this Agreement will cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Mark. In the event of any default or breach by Yahoo that could result in irreparable harm to Netscape or cause some loss or dilution of Netscape's goodwill, reputation, or rights in the Mark, Netscape shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss, or dilution in addition to any other remedies available.

          8.11 SEVERABILITY. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

          8.12 ATTORNEY'S FEES. In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees and expenses, including costs and fees on appeal.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

YAHOO! INC.                           NETSCAPE COMMUNICATIONS
                                      CORPORATION



By:  /s/ Jeffrey A. Mallett           By:  /s/ Michael Homer
   ---------------------------           -----------------------------

Name:  Jeffrey A. Mallet           Name:  Michael Homer
     -------------------------          ------------------------------

Title:  SR. VP. Business O         Title:  SVP of Marketing
      ------------------------           -----------------------------

Date:  6/30/97                     Date:  6/30/97
     -------------------------          ------------------------------

Exhibit A:  Territory

Exhibit B:  Netscape Trademark Usage Guidelines

Exhibit C:  Yahoo Sublicensees

                                   EXHIBIT A

                                             TERRITORY
LANGUAGE & GEOGRAPHIC TERRITORY              URL FOR LOCAL PAGE
-------------------------------              ------------------
Brazilian Portuguese - Brazil                http://home.netscape.com/pt/escapes/internet_search.html

Danish- Denmark                              http://home.netscape.com/da/escapes/internet_search.html

Dutch - The Netherlands                      http://home.netscape.com/nl/escapes/internet_search.html

French - France                              http://home.netscape.com/fr/escapes/internet_search.html

German - Germany                             http://home.netscape.com/de/escapes/internet_search.html

Italian - Italy                              http://home.netscape.com/it/escapes/internet_search.html

Japanese - Japan                             http://home.netscape.com/ja/escapes/internet_search.html

Korean - Korea                               http://home.netscape.com/ko/escapes/internet_search.html

Spanish - Spain                              http://home.netscape.com/es/escapes/internet_search.html

Swedish - Sweden                             http://home.netscape.com/se/escapes/internet_search.html

Australian Mirror Site - Australia           http://home.netscape.com/au/escapes/internet_search.html

U.K. Mirror Site - United Kingdom            http://home.netscape.com/uk/escapes/internet_search.html

                                    EXHIBIT B

                       NETSCAPE COMMUNICATIONS CORPORATION

                           TRADEMARK USAGE GUIDELINES

GENERAL TERMS AND CONDITIONS

You must comply with the following guidelines in order to avoid any breach of the terms and conditions under which you have been authorized or licensed to use Netscape's logos and trademarks:

- All logos and trademarks under which Netscape markets and/or promotes its products and services are, and shall remain, the exclusive property of Netscape Communications Corporation.

- Advertising for Netscape, its products, its services or its programs must not be in violation of any United States federal or state laws, municipal ordinances or administrative agency regulations, or the laws, rules and regulations of any other country.

- Advertising for Netscape, its products, its services or its programs must not be misleading in price, features or specifications.

Netscape may modify these guidelines from time to time and you will be bound to comply with the material contained in the updated guidelines, provided Netscape has provided you with the updated guidelines sufficiently in advance to permit you to comply with the requirements.

TRADEMARK USAGE GUIDELINES

All Netscape trademarks must be used as adjectives (product or service name) modifying nouns (generic term such as software or program). Trademarks must not be used as nouns or verbs. Trademarks must never appear in plural or possessive form. In addition, the full trademark (as shown in the list below) must be used, not an abbreviated version of the name.

     EXAMPLES:

     INCORRECT
     ---------

     - COMMUNICATOR'S FEATURES INCLUDE OPEN EMAIL, GROUPWARE, EDITING, CALENDARING, AND BROWSING.
     - THE ENTERPRISE SERVER IS DISTRIBUTED BY NETSCAPE COMMUNICATIONS CORPORATION.
     -    NETSCAPE NAVIGATORS CAN BE DEPLOYED THROUGHOUT AN ENTERPRISE.

     CORRECT
     -------

     - NETSCAPE-Registered Trademark- COMMUNICATOR CLIENT SOFTWARE PROVIDES OPEN EMAIL, GROUPWARE, EDITING, CALENDARING, AND BROWSING FUNCTIONS.

     - NETSCAPE-Registered Trademark- ENTERPRISE SERVER SOFTWARE IS DISTRIBUTED BY NETSCAPE COMMUNICATIONS CORPORATION.

     - NETSCAPE NAVIGATOR-Registered Trademark- SOFTWARE CAN BE DEPLOYED THROUGHOUT AN ENTERPRISE.

After the first use of a trademark as an adjective followed by a noun, and if needed for ease of writing, you may leave out the generic noun in some of the subsequent uses where it is clearly understood to be implied from the context, so long as the trademark is not pluralized or made possessive and the trademark is followed by the generic noun at least once per page.

You may not use our trademarks, whether design or words marks, in the following ways:

     -    In a non-Netscape product name or publication title
     -    In, as, or as part of, your own trademarks
     -    To identify products or services that are not ours
     - In connection with activities, products, or services outside the scope of your license from Netscape
     -    In a manner likely to cause confusion
     - In a manner that implies inaccurately that we sponsor or endorse your activities, products, and services
     -    In a manner disparaging of Netscape

All materials must include a trademark attribution statement for Netscape products and services. The attribution statement that we request you use is:
NETSCAPE AND NETSCAPE NAVIGATOR ARE REGISTERED TRADEMARKS OF NETSCAPE COMMUNICATIONS CORPORATION IN THE UNITED STATES AND OTHER COUNTRIES. NETSCAPE'S LOGOS AND NETSCAPE PRODUCT AND SERVICE NAMES ARE ALSO TRADEMARKS OF NETSCAPE COMMUNICATIONS CORPORATION, WHICH MAY BE REGISTERED IN OTHER COUNTRIES. As additional trademarks are registered by the US Patent and Trademark Office, the specific wording of the attribution statement will change. Please check the trademark information available on our home page frequently for updates.

TRADEMARKS

Following is a list of Netscape trademarks. The list is not exhaustive, and Netscape may own other trademarks. Please check the trademark information available on our home page frequently for updates to this list. Collabra, Collabra Share, Netscape, and Netscape Navigator are registered trademarks of Netscape in the United States. The following list of our trademarks shows the proper placement of the -Registered Trademark- in our trademarks.

Collabra-Registered Trademark-               Netscape-Registered Trademark- FastTrack Server
Collabra Share-Registered Trademark-         Netscape Insight
CoolTalk                                     Netscape-Registered Trademark- Internet Applications
In-Box Direct                                Netscape-Registered Trademark- Internet Foundation Classes
Live 3D                                      Netscape Internet Learning Academy
LiveCall                                     Netscape-Registered Trademark- Istore
LiveConnect                                  Netscape-Registered Trademark- LiveMedia
Live Objects                                 Netscape-Registered Trademark- LivePayment


                                     -2-

LiveType                                     Netscape-Registered Trademark- Mail Server
LiveWire                                     Netscape-Registered Trademark- Mail
LiveWire Pro                                 Netscape-Registered Trademark- Media Converter
Mozilla                                      Netscape-Registered Trademark- Media Player
Netscape-Registered Trademark-               Netscape-Registered Trademark- Media Server
Netscape-Registered Trademark-
 Administration Kit                          Netscape-Registered Trademark- Merchant System
Netscape AffiliatePlus                       Netscape-Registered Trademark- Messaging Server
Netscape Alliance                            Netscape-Registered Trademark- Messenger
Netscape-Registered Trademark- AppFoundry    Netscape-Registered Trademark- Migration Toolkit
Netscape-Registered Trademark- AutoAdmin     Netscape Navigator-Registered Trademark-
Netscape-Registered Trademark- Calendar      Netscape Navigator-Registered Trademark- with FORTEZZA
Netscape-Registered Trademark-
 Calendar Server                             Netscape Navigator-Registered Trademark- Gold
Netscape-Registered Trademark-
 Cash Register                               Netscape Navigator-Registered Trademark- News
Netscape-Registered Trademark-
 Catalog Server                              Netscape Navigator-Registered Trademark- Personal Edition
Netscape-Registered Trademark-
 Certificate Server                          Netscape-Registered Trademark- News Server
Netscape Charters Program                    Netscape-Registered Trademark- ONE
Netscape-Registered Trademark- Chat          Netscape-Registered Trademark- Payment Kit
Netscape-Registered Trademark-
 Collabra-Registered Trademark-              Netscape-Registered Trademark- Power Pack
Netscape-Registered Trademark-
 Collabra-Registered Trademark- Server       Netscape-Registered Trademark- Proxy Server
Netscape-Registered Trademark-
 Commerce Server                             Netscape-Registered Trademark- Proxy Server with FORTEZZA
Netscape-Registered Trademark-
 Commercial Applications                     Netscape-Registered Trademark- Publishing System
Netscape-Registered Trademark-
 Communications Server                       Netscape Site Sampler
Netscape-Registered Trademark-
 Communicator                                Netscape-Registered Trademark- SuiteTools
Netscape-Registered Trademark-
 Community System                            Netscape SupportEdge
Netscape-Registered Trademark-
 Composer                                    Netscape Update
Netscape-Registered Trademark-
 Conference                                  Netsite
Netscape DevEdge                             ONE Stop Software
Netscape DevEdge Online                      PowerStart
Netscape Direct                              Secure Courier
Netscape-Registered Trademark-
 Directory Server                            SmartMarkss
Netscape Enterprise News                     SuiteSolutions
Netscape-Registered Trademark-
 Enterprise Server                           SuiteSpot
Netscape-Registered Trademark-
 Enterprise Server with FORTEZZA             TechVision

Guidelines on the use of the Netscape N logo are contained in the Netscape Corporate Signature Kit. Your use of any other Netscape logo(s) that you have been licensed to use by Netscape is governed by the usage guidelines for that logo.

                                    EXHIBIT C

Yahoo Japan Corporation
Yahoo! France SARL
Yahoo! UK, Ltd.
Yahoo! GmbH